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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): May 06, 2008

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On May 06, 2008, Aehr Test Systems (the "Company") entered into a First Amendment (the "Amendment") with Walton CWCA Scott Creek 28, L.L.C. amending that certain Multi-Tenant Office Triple Net Lease dated August 3, 1999 (the "Lease").

	The term of the Amendment commences on April 1, 2008 and ends on June 30, 2015. Total base rent expense from April 1, 2008 through the end of the Amendment term is approximately $3.8 million.

	In addition to base rent expense, the Company will be responsible for certain costs and charges specified in the Lease.

	A copy of the Amendment is attached hereto as Exhibit 10.15 and is incorporated herein by reference.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

        (d)  Exhibits.

             Exhibit No.  Description
             -----------  -------------------------------------------------
             10.15 First Amendment dated May 06, 2008 by and between Walton CWCA Scott Creek 28, L.L.C. and Aehr Test Systems





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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  May 09, 2008
                                          By:  /S/ GARY L. LARSON
                                               -------------------------
                                               Gary L. Larson
                                               Vice President of Finance and
                                               Chief Financial Officer


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                               EXHIBIT INDEX

Exhibit
Number                         Description
-------  -------------------------------------------------------------------

10.15    First Amendment dated May 06, 2008 by and between Walton CWCA Scott
           Creek 28, L.L.C. and Aehr Test Systems